March 5, 1999

Uniflex Acquisition Corp.
36 Grove Street
New Canaan, CT 06840

Ladies and Gentlemen:

      Reference is made to the Agreement and Plan of Merger and Recapitalization of even date herewith between Uniflex Acquisition Corp., a Delaware corporation ("Acquirer"), and Uniflex, Inc., a Delaware corporation (the "Company") (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which (and subject to the terms and conditions specified therein) Acquirer will be merged with and into the Company (the "Merger").

      As a condition to Acquirer entering into the Merger Agreement, Acquirer has required that each Stockholder enter into, and each such Stockholder has entered into, those Voting Agreements, dated as of the date hereof (the "Voting Agreements").

      Furthermore, as a condition to entering into a Voting Agreement, each of the parties has required that the other parties execute and deliver this letter agreement (this "Letter Agreement") setting forth certain expectations and understandings of the parties.

      For purposes hereof, the term "Stockholder" refers to any of the Management Stockholders (as set forth on the signature pages hereto) and any of the Sterling/Carl Marks Investors (as set forth on the signature pages hereto).

      To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1. Certain Understandings:

      (a) Employment Agreements. Each of the parties hereby agrees that it is contemplated that, at the Effective Time, each of the Employment Agreements, dated as of the date hereof, between Acquirer and each of Herbert Barry and Robert K. Semel (the "Employment Agreements"), shall remain in full force and effect in accordance with their terms, unless previously terminated in accordance with their respective terms.

      (b) Option Agreements. Each of the parties hereby agrees that at or immediately after the Effective Time, the Surviving Corporation will grant the 83,221 options described below to each of the following persons in the amounts set forth opposite such persons' respective names (so long as he or she is then eligible to receive such options under the Surviving Corporation's Stock Option Plan (the form of such Stock Option Plan and the form of option agreement for the Management Stockholders having been circulated among the parties on or prior to the date hereof)):

--------------------------------------------------------------------------------
Recipient            No. Shares        Vesting              Exercise Price
---------            ----------        -------              --------------
--------------------------------------------------------------------------------
Herbert Barry        11,884            Five Years - equal   $7.57 (or 110%
Robert K. Semel      11,844            monthly vesting      thereof, if required
Elliot Berger        11,884                                 for ISO treatment)
Lee Cantor           11,917
Melissa Cantor       11,884
Hy Brownstein        11,884
Neil Sklar           11,884
--------------------------------------------------------------------------------

      (c) Retained Shares. Each of the Stockholders acknowledges and agrees that the shares designated as "Retained Shares" on Schedule I attached hereto shall be treated as Retained Shares for purposes of the Merger Agreement, and, after the Effective Time, shall represent shares of common stock of the Surviving Corporation, all as more fully set forth in the Merger Agreement.

      (d) Post-Closing Capitalization. Immediately after the Effective Time, the capitalization of the Surviving Corporation will be as set forth on Schedule II attached hereto.

      (e) Post-Closing Shareholder Arrangements. Each of the parties hereto acknowledges that the forms of stockholders agreement and registration rights agreement of the Surviving Corporation, as circulated among the parties on or prior to the date hereof, will be the stockholders agreement and registration rights agreement among such parties and the Surviving Corporation immediately after the Effective Time (subject to immaterial modifications which do not disadvantage any particular party).

      (f) Fee to SCM Management LLC. Each of the parties hereto acknowledges that it is contemplated that at the Effective Time, the Surviving Corporation will pay a fee of $499,999.00 to SCM Management LLC in consideration of its services in connection with the Merger.

2. Representation of Acquirer to Stockholders. Acquirer represents and warrants to each of the Management Stockholders as follows:

      (a) Acquirer was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

      (b) As of the date hereof and immediately prior to the Effective Time, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Letter Agreement, and (ii) the Merger Agreement and other agreements or arrangements contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, Acquirer has not incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

3. Information included in Securities Law Filings.

      (a) Each party shall cooperate with the others in the preparation of the Proxy Statement, the preparation by the appropriate filing parties of the
Schedule 13E-3 and the preparation by the appropriate filing parties of any
Schedule 13D required under the Exchange Act. Each party shall furnish all information concerning him, her or it required to be included therein and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to any of the Proxy Statement, the Schedule 13E-3 and any
Schedule 13D.

      (b) Each party agrees that the information supplied or to be supplied by him, her or it in writing for inclusion in the Proxy Statement, the Schedule 13E-3 or any Schedule 13D shall not, at the time the Proxy Statement is mailed or, in the case of any Schedule 13D, upon filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Special Meeting (as defined in the Merger Agreement), as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by such party in writing for inclusion in the Proxy Statement, the Schedule 13E-3 or any Schedule 13D which has become false or misleading. If at any time prior to the Effective Time any event relating to any party or any of its Affiliates, or its Affiliates' respective officers, directors, partners, managers, members or shareholders should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement, Schedule 13E-3 or Schedule 13D, such party shall promptly so inform the Acquirer.

4. Confidentiality; No Hire.

      (a) Each Management Stockholder agrees that for a period ending five years after the Effective Time, such Management Stockholder will not disclose to any other party (other than in connection with the performance of his duties for the Company), unless required to do so by law, any Confidential Information relating to the Company or to any Subsidiary or Affiliate thereof which information was acquired during the course of such Management Stockholder's relationship with the Company. As used in this Letter Agreement, the term "Confidential Information" means information that is not generally known or available to the public and that is used, developed or obtained by the Company or its Subsidiaries or Affiliates in connection with its businesses, including but not limited to information relating to (i) products or services; (ii) fees, costs or pricing structures; (iii) designs; (iv) computer software, including operating systems, applications or program listings; (v) flow charts, manuals or documentation; (vi) data bases; (vii) accounting or business methods; (viii) inventions, devices, new developments, methods or processes, whether patentable or unpatentable and whether or not reduced to practice; (ix) customers or customer requirements, order levels or projections and customer or client lists; (x) other copyrightable works; (xi) all technology and trade secrets; and (xii) all similar or related information in whatever form. Confidential Information will not include any information that has been published or circulated in a form generally available to, or otherwise known by, the public (other than through the fault of any Management Stockholder) prior to the date any Management Stockholder proposes to disclose or use such information.

      (b) Each Management Stockholder agrees that for a period ending two years after the Effective Time, without the prior written consent of the Company, neither such Management Stockholder nor any business or enterprise with which such Management Stockholder is associated as an officer, director or controlling shareholder or other investor (in each case, with the power to direct or cause the direction of the management of such business or enterprise) will employ or attempt to employ any employee of the Company or any of its Subsidiaries or joint ventures.

      (c) For purposes of this Section 4, all references to the Company shall be deemed to include the Surviving Corporation.

      (d) This Section 4 shall not apply to Herbert Barry and Robert Semel, whose Employment Agreements contain applicable provisions. To the extent that this Section 4 is inconsistent with any written agreement between a Management Stockholder and the Company (an "Existing Agreement"), the Existing Agreement shall be controlling.

5. Further Assurances. From time to time, at the other parties' reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further reasonable action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Letter Agreement.

6. Termination. The obligations of the parties under this Letter Agreement (other than the obligations under Sections 2, 3 and 4, which shall survive the Effective Time) shall terminate upon the earlier of (i) the date the Merger Agreement is terminated in accordance with its terms and (ii) immediately after the Effective Time of the Merger. The termination of this Letter Agreement shall not relieve any party from liability for any breach of this Letter Agreement, any Voting Agreement, either of the Employment Agreements, or any other related agreement or instrument.

7. Miscellaneous.

      (a) Entire Agreement; Assignment. This Letter Agreement (i) constitutes the entire agreement among the parties with respect to the specific subject matter hereof and supersedes all other prior agreements and understandings, both written and oral (other than Existing Agreements referred to in Section 4), among the parties with respect to the subject matter hereof and (ii) shall not be assigned, by operation of law or otherwise, without the prior written consent of the other parties. This Agreement shall inure to the benefit of the parties hereto and their respective permitted successors and assigns and shall not inure to the benefit of any other Person.

      (b) Amendments. This Letter Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by (i) Acquirer, (ii) with respect to the Management Stockholders, by Herbert Barry and Robert Semel, and (iii) the holders of a majority of the shares of Common Stock of the Company held by the Sterling/Carl Marks Investors; provided that Acquirer, on the one hand, and any Stockholder, on the other hand, may waive any of his, her or its rights hereunder without obtaining the consent of any other party.

      (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the Stockholders at the addresses set forth in the Voting Agreements. All communications hereunder shall be delivered to Acquirer as follows:

            UNIFLEX ACQUISITION CORP.

            c/o RFE Investment Partners
            36 Grove Street
            New Canaan, Connecticut  06840
            Attention: James A. Parsons
            c/o CMCO, Inc.
            135 East 57th Street
            New York, New York 10022
            Attention: Robert Davidoff

      copy to:

            Battle Fowler LLP
            75 East 55th Street
            New York, New York  10022
            Attention: Thomas More Griffin, Esq.

      copy to:

            Finn Dixon & Herling LLP
            One Landmark Square
            Stamford, Connecticut  06901
            Attention: Charles J. Downey III, Esq.

      Any notice to the Management Stockholders shall also be delivered to:

            Graubard Mollen & Miller
            600 Third Avenue
            New York, NY 10016-2097
            Attention: David A. Miller, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      (d) Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      (e) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement.

      (f) Counterparts; Facsimile Signatures. This Letter Agreement may be executed in two or more counterparts (which may be by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      (g) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Letter Agreement.

      (h) Severability. Whenever possible, each provision or portion of any provision of this Letter Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Letter Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Letter Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8. Definitions; Construction. For purposes of this Letter Agreement:

      "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

      "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

9. Stockholder Capacity. Notwithstanding anything herein to the contrary, no person executing this Letter Agreement who is, or becomes during the term hereof, a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and the agreements set forth herein shall in no way restrict any director or officer in the exercise of his or her fiduciary duties as a director or officer of the Company. Each Stockholder has executed this Letter Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, Acquirer and each Stockholder have caused this Letter Agreement to be duly executed as of the day and year first above written.

                                    ACQUIRER:

                                    UNIFLEX ACQUISITION CORP.

                                    By: /s/ James A. Parsons
                                        Name:  James A. Parsons
                                        Title: President


                                    MANAGEMENT STOCKHOLDERS:


                                    /s/ Robert K. Semel
                                    Robert K. Semel


                                    /s/ Herbert Barry
                                    Herbert Barry


                                    /s/ Warner J. Heuman
                                    Warner J. Heuman


                                    /s/ Erich K. Vetter
                                    Erich K. Vetter


                                    /s/ Elliott L. Berger
                                    Elliott L. Berger


                                    /s/ Lee B. Cantor
                                    Lee B. Cantor

                                    /s/ Melissa H. Cantor
                                    Melissa H. Cantor


                                    /s/ Hy L. Brownstein
                                    Hy L. Brownstein


                                    /s/ Neil S. Sklar
                                    Neil S. Sklar

                                    STERLING/CARL MARKS INVESTORS:

                                    CMNY CAPITAL, L.P.


                                    By: /s/ Robert Davidoff
                                        --------------------------
                                        A General Partner


                                    CMCO, INC.


                                    By: /s/ Robert Davidoff
                                        --------------------------
                                        Name:
                                        Title:


                                    /s/ Robert Davidoff
                                    ------------------------------
                                    Robert Davidoff


                                    STERLING/CARL MARKS CAPITAL, INC.


                                    By /s/ Harvey Granat
                                        Name: Harvey Granat
                                        Title: President

                                   Schedule I

                               Retained Shares
                               ---------------

Robert K. Semel                     75,000
Herbert Barry                       75,000
Warner J. Heuman                    75,000
Erich K. Vetter                     15,000
Elliott L. Berger                   13,000
Lee B. Cantor                       15,000
Melissa H. Cantor                   15,000
Hy L. Brownstein                    13,000
Neil Sklar                          26,000

                                   Schedule II

                              Capitalization Table

                                                               ----------------------------------------------------------------
                                                                                    Voting Control Calculation
                                                               ----------------------------------------------------------------
                                                Fully Diluted   Voting      %     Non-Voting      %          Total        %
         Investor              Amount    Price      Shares      Shares   Voting     Shares    Non-voting    Shares    Ownership
---------------------------  ----------  -----  -------------  -------  -------   ----------  ----------   ---------  ---------
RFE Investment Partners       5,250,000   7.57        693,527  246,729    39.80%     446,798       56.22%    693,527       49.0%
CMNY Capital, L.P.            1,834,211   7.57        242,300   86,201    13.90%     156,099       19.64%    242,300       17.1%
Sterling/Carl Marks Capital     750,000   7.57         99,075   35,247     5.69%      63,828        8.03%     99,075        7.0%
CMCO, Inc.                      415,684   7.57         54,912   19,535     3.15%      35,377        4.45%     54,912        3.9%
Robert Davidoff                  22,301   7.57          2,946    1,048     0.17%       1,898        0.24%      2,946        0.2%
                             ----------         -------------  -------  -------   ----------  ----------   ---------  ---------
                              8,272,196             1,092,760  388,760    62.71%     704,000       88.58%  1,092,760       77.2%

Herbert Barry                   567,750   7.57         75,000   53,600     8.65%      21,400        2.69%     75,000        5.3%
Robert Semel                    567,750   7.57         75,000   49,400     7.97%      25,600        3.22%     75,000        5.3%
Warner Heuman                   567,750   7.57         75,000   51,800     8.36%      23,200        2.92%     75,000        5.3%
Elliot Berger                    98,410   7.57         13,000    8,200     1.32%       4,800        0.60%     13,000        0.9%
Erich Vetter                    113,550   7.57         15,000   15,000     2.42%           0        0.00%     15,000        1.1%
Lee Cantor                      113,550   7.57         15,000    7,100     1.15%       7,900        0.99%     15,000        1.1%
Melissa Cantor                  113,550   7.57         15,000    7,100     1.15%       7,900        0.99%     15,000        1.1%
Hy Brownstein                    98,410   7.57         13,000   13,000     2.10%           0        0.00%     13,000        0.9%
Neil Sklar                      196,820   7.57         26,000   26,000     4.19%           0        0.00%     26,000        1.8%
                             ----------         -------------  -------  -------   ----------  ----------   ---------  ---------
                              2,437,540               322,000  231,200    37.29%      90,800       11.42%    322,000       22.8%
                             ----------
Subtotal                     10,709,736

Allied Signal Pension Trust               7.57           0.00     0.00      0.0%           0           0           0          0
Management Options                        7.57           0.00     0.00      0.0%           0           0           0          0
                                                -------------  -------  -------   ----------  ----------   ---------  ---------
                                                         0.00     0.00      0.0%        0.00        0.00        0.00       0.00
  Fully diluted shares                              1,414,760  619,960    100.0%     794,800       100.0%  1,414,760      100.0%
                                                =============  =======  =======   ==========  ==========   =========  =========

SBIC Ownership                                                             62.7%
Warrants                                                                    0.0%
Options                                                                     0.0%

                                                       Fully-Diluted
                             -------------------------------------------------------------
                                Voting    Non-Voting  Management  Fully-diluted      %
         Inventor               Shares      Shares      Options       Shares     Ownership
---------------------------  -----------  ---------   ----------  -------------  ---------
RFE Investment Partners          246,729    446,798            0        693,527       41.7%
CMNY Capital, L.P.                86,201    156,099            0        242,300       14.6%
Sterling/Carl Marks Capital       35,247     63,828            0         99,075        6.0%
CMCO, Inc.                        19,535     35,377            0         54,912        3.3%
Robert Davidoff                    1,048      1,898            0          2,946        0.2%
                             -----------  ---------   ----------  -------------  ---------
                                 388,760    704,000         0.00      1,092,760       65.7%

Herbert Barry                     53,600     21,400       11,884         86,884        5.2%
Robert Semel                      49,400     25,600       11,884         86,884        5.2%
Warner Heuman                     51,800     23,200            0         75,000        4.5%
Elliot Berger                      8,200      4,800       11,884         24,884        1.5%
Erich Vetter                      15,000          0            0         15,000        0.9%
Lee Cantor                         7,100      7,900       11,917         26,917        1.6%
Melissa Cantor                     7,100      7,900       11,884         26,884        1.6%
Hy Brownstein                     13,000       0.00       11,884         24,884        1.5%
Neil Sklar                        26,000       0.00       11,884         37,884        2.3%
                             -----------  ---------   ----------  -------------  ---------
                                 231,200     90,800       83,221        405,221       24.3%
                                                                                 ---------
Subtotal                                                                         1,497,981

Allied Signal Pension Trust         0.00       0.00         0.00         83,221        5.0%
Management Options                  0.00       0.00         0.00         83,221        5.0%
                             -----------  ---------   ----------  -------------  ---------
                                    0.00       0.00         0.00        166,442       10.0%
  Fully diluted shares           619,960    794,800       83,221      1,664,423      100.0%
                             ===========  =========   ==========  =============  =========

SBIC Ownership
Warrants                                                                               5.0%
Options                                                                                5.0%